UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

ALPHA PRO TECH, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	01-15725	63-1009183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Centurian Drive, Suite 112 Markham, Ontario	L3R 9R2
(Address of Principal Executive Offices)	(Zip Code)

(905) 479-0654

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2015, Sheldon Hoffman, the Chief Executive Officer of Alpha Pro Tech, Ltd. (the “Company”), notified the Company of his decision to retire from his position, effective immediately. Mr. Hoffman also retired as a member of the Company’s Board of Directors (the “Board”).

On September 23, 2015, the Board voted to appoint Alexander W. Millar to be Mr. Hoffman’s successor as Chief Executive Officer of the Company, effective immediately. Mr. Millar has served as the President of the Company since August 1, 1989. Additional information with respect to Mr. Millar can be found in the proxy statement for the Company’s 2015 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 30, 2015.

Item 8.01	Other Events.

On September 23, 2015, the Company issued a press release announcing the retirement of Mr. Hoffman and the appointment of Mr. Millar as described above. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.      Exhibit

99.1                  Press Release dated September 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHA PRO TECH, LTD.

Date: September 24, 2015	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer